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                                                                 Exhibit 4.14(b)

Series B Lessor Note for Morgantown OL2

Series B Lessor Note for Morgantown OL3

Series B Lessor Note for Morgantown OL4

Series B Lessor Note for Morgantown OL5

Series B Lessor Note for Morgantown OL6

Series B Lessor Note for Morgantown OL7